Exhibit 10.6

[Incentive Stock] Option Agreement
under the Northern Swan Holdings, Inc.
2018 Omnibus Incentive Compensation

Name of Grantee:	[●]	(the “Grantee”)

No. of Shares Underlying Options:	[●]	(the “Underlying Shares”)

Grant Date:	[●]	(the “Grant Date”)

Vesting Commencement Date:	[●]	(the “Vesting Commencement Date”)

Expiration Date:	[●]	(the “Expiration Date”)

Option Price/Share:	US$[●]	(the “Option Price”)

Pursuant to the Northern Swan Holdings, Inc. 2018 Omnibus Incentive Compensation (the “Plan”), Northern Swan Holdings, Inc., a corporation organized under the laws of the Province of British Columbia (together with all successors thereto, the “Company”), hereby grants to the Grantee, an Option to purchase, on or prior to the Expiration Date (or such earlier date as provided in Section 3 below), all or any part of the number of Shares of Common Stock of the Company indicated above (the “Underlying Shares,” with such Shares once issued being referred to herein as “Option Shares”) at the Option Price per share indicated above. The Option shall be issued in one tranche exercisable for [●] of the Underlying Shares and shall be subject to time-based vesting criteria and the Option grant shall be referred to herein as the “Time-Vested Option.”

Notwithstanding anything in this [Incentive Stock] Option Agreement (the “Agreement”) to the contrary, this Option and any Option Shares shall be subject to, and governed by, all the terms and conditions of the Plan, including, without limitation, Section 18.5 thereof concerning certain restrictions on transfer of Option Shares and related matters. To the extent there is any inconsistency between the terms of the Plan and of this Agreement, the terms of the Plan shall control.

All capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings given such terms in the Plan.

1. Vesting and Exercisability. The Option shall vest and become exercisable as follows:

(a) Time-Vested Option. Subject to Section 1(b) below, [●]% of the Time-Vested Option shall vest and become exercisable on [●], provided that the Grantee remains in continuous service with the Company or any of its Affiliates through each applicable vesting date.

(b) Change of Control. In the event that the Grantee incurs a Termination of Affiliation initiated by the Company (or any of its Affiliates) without Cause during the one (1) year period commencing on the closing of a Change in Control, the Time-Vested Option (to the extent not previously terminated) shall be fully vested and exercisable upon such Termination of Affiliation.

2. Exercise of Option. Prior to the Expiration Date (or such earlier date provided in this Section 2), the Grantee may exercise this Option by delivering an Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Underlying Shares with respect to which this Option is then vested and exercisable at the time of such notice. The Option may not be exercised with respect to any fractional shares.

(a) Termination of Affiliation. Except as the Committee may otherwise expressly provide, or as may otherwise be expressly provided in any agreement between the Company and the Grantee, if the Grantee has a Termination of Affiliation with the Company and all of its Affiliates, the period within which the Grantee may exercise this Option to the extent then vested and exercisable may be subject to earlier termination as set forth below:

(i) Termination of Affiliation Due to Death or Disability. If the Grantee’s Termination of Affiliation occurs by reason of such Grantee’s death or Disability, this Option may be exercised, to the extent vested and exercisable on the date of such termination, by the Grantee or by the Grantee’s legal representative or legatee for a period of twelve (12) months from the date of such termination or until the Expiration Date, if earlier.

(ii) Termination for Cause. If the Grantee has a Termination of Affiliation for Cause, all Options (unvested and vested) shall terminate immediately.

(iii) Other Termination. If the Grantee’s Termination of Affiliation occurs for any reason other than death or Disability or Cause, this Option may be exercised, to the extent exercisable on the date of such termination, by the Grantee for a period of three months from the date of termination or until the Expiration Date, if earlier.

(b) Treatment of Unvested Options on Termination of Affiliation. Any portion of this Option that is not vested or exercisable on the date of the Grantee’s Termination of Affiliation for any reason shall terminate immediately and be null and void and of no further force and effect. For the purpose of this Section 2(b), the date of the Grantee’s Termination of Affiliation shall be calculated without reference to any period of notice of termination under contract, statute or common law, regardless of whether such Termination of Affiliation was lawful or whether notice of termination (or pay in lieu) was provided to the Grantee.

3. Status of Option. This Option is intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Code. Notwithstanding any provision in this Agreement to the contrary, to the extent that any portion of this Option exceeds $100,000 Limit (as described in Section 6.4(d) and (e) of the Plan) such portion of the Option shall not qualify as an “incentive stock option.” In addition, this Option shall not qualify as an “incentive stock option” with respect to the portion of the Option that is exercised more than 3 months after the Grantee ceases to be an employee of the Company or any Subsidiary for any reason other than the Grantee’s death or Disability.

4. Disqualifying Dispositions. Within 10 days after any Disqualifying Disposition (as defined in Section 6.4(f) of the Plan) of Option Shares acquired upon exercise of this Option, the Grantee shall notify the Company of such Disqualifying Disposition.

5. Requirements Under Applicable Securities Laws. The Grantee represents and agrees for the Grantee and the Grantee’s transferees by will or the laws of descent and distribution that, unless a registration statement under the U.S. Securities Act of 1933, as amended, is in effect as to Option Shares purchased upon any exercise of this Option, (a) any and all Option Shares so purchased will be acquired for the personal account of the Grantee (or such other person entitled to exercise this Option) and not with a view to or for sale in connection with any distribution, and (b) each notice of the exercise of any portion of this Option is accompanied by a representation and warranty in writing, signed by the Grantee (or such other person entitled to exercise this Option), that the Option Shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution. Such writing will be in a form as required by Company and its counsel to ensure that the issuance of the Option Shares being purchased complies with all United States federal and relevant state securities laws.

6. Miscellaneous Provisions.

(a) Shareholders’ Agreement and Power of Attorney. No Option Shares shall be issued to the Grantee pursuant to the exercise of this Option unless and until the Grantee has executed and become party to the Shareholders’ Agreement, if any is then in effect, and has executed a power of attorney in favor of the Company in the form attached to the Plan as Schedule A.

(b) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee, or as otherwise provided in the Plan.

(c) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by electronic transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(d) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[The remainder of this page is intentionally blank; signature page follows.]

The foregoing Agreement is hereby accepted, and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

NORTHERN SWAN HOLDINGS, INC.

By:
Name:
Title:

Address:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 18.5 thereof, and understands that the Option granted hereby is subject to the terms of the Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions thereof and of the Plan hereby agreed to, by the undersigned as of the date first above written.

GRANTEE:

Name:

Address:

DESIGNATION OF BENEFICIARY:

Beneficiary’s Address:

Appendix A

STOCK OPTION EXERCISE NOTICE

Northern Swan Holdings, Inc.
Attention: Corporate Secretary

Pursuant to the terms of the stock option agreement between myself and Northern Swan Holdings, Inc. (the “Company”) dated ______________ (the “Agreement”), under the Company’s 2018 Omnibus Incentive Compensation Plan, I, [Insert Name] __________________, hereby [Circle One] partially/fully exercise such Option by including herein payment in the amount of $________________ representing the purchase price for [Fill in number of Underlying Shares] ________________Option Shares. I have chosen the following form(s) of payment:

[..] 1. Cash

[..] 2. Personal, certified or bank check payable to Northern Swan Holdings, Inc.

[..] 3. Wire transfer, or

[..] 4. Other (as described in the Plan (please describe))

__________________________________________.

In connection with my exercise of the Option as set forth above, I hereby represent and warrant to the Company as follows:

(i) I have executed the Power of Attorney in the form attached as Schedule A of the Plan (a copy of which is attached to this Exercise Notice) and I have executed and become a party to the Shareholders’ Agreement.

(ii) I am purchasing the Option Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

(iii) I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

(iv) I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Option Shares and to make an informed investment decision with respect to such purchase.

(v) I can afford a complete loss of the value of the Option Shares and am able to bear the economic risk of holding such Option Shares for an indefinite period of time.

(vi) I understand that the Option Shares may not be registered under the U.S. Securities Act of 1933 (it being understood that the Option Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the U.S. Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). I further acknowledge that certificates representing Option Shares will bear restrictive legends reflecting the foregoing.

(vii) I understand and agree that the Option Shares when issued will continue to be subject to the transfer and other restrictions imposed under the Company’s corporate charter or by-laws and under Section 18.5 of the Plan and that certificates representing Option Shares will bear restrictive legends reflecting such transfer and other restrictions.

Sincerely yours,

Name:

Address: